UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

KBR announced the election of General Lester Lyles, USAF (ret.) to its Board of Directors effective November 1, 2007, to fill its remaining vacancy. General Lyles will serve as a Class II director, with a term expiring at KBR’s 2008 annual meeting of stockholders. General Lyles is independent under the rules of the New York Stock Exchange. General Lyles has been appointed to serve on the Audit, Compensation, Health, Safety and Environment and Nominating and Corporate Governance Committees of the Board of Directors. There are not any related party transactions between KBR and General Lyles that are subject to disclosure under Item 404(a) of Regulation S-K.

The full text of the press release announcing General Lyles’ election is attached hereto as Exhibit 99.1

Like KBR’s other non-employee directors, General Lyles will receive an annual retainer fee of $45,000, a fee of $1,500 for each board or board committee meeting attended in person and $500 for each board or board committee meeting attended by telephone, plus incurred out-of-pocket expenses associated with attendance at meetings.

In addition, like all other non-employee directors, General Lyles will receive an annual grant of 3,500 shares of restricted stock under the KBR, Inc. 2006 Stock and Incentive Plan, as amended. The restrictions on the restricted stock lapse over five years with 20% becoming non-forfeitable on the first anniversary of the grant date, and 20% on each anniversary thereafter. Additionally, the grants become free of restrictions and are nonforfeitable upon the occurrence of certain other events, such as death or disability while serving on the Board and certain corporate changes. Removal from the Board or failure to be re-nominated will result in forfeiture of the award to the extent then subject to forfeiture restrictions. The full text and a summary of the KBR, Inc. 2006 Stock and Incentive Plan, as amended, is included in KBR’s Proxy Statement relating to KBR’s 2007 annual meeting of stockholders, as filed with the Commission on August 15, 2007 (Commission File No. 001-33146).

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	KBR, Inc. press release dated November 5, 2007 entitled, “KBR Announces Election of Director.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law

Exhibit 99.1

KBR	Press Release

601 Jefferson St. •	Houston, Texas 77002

Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE	Contact:	Heather Browne
November 5, 2007	Director, Communications
713-753-3775
heather.browne@kbr.com

Rob Kukla, Jr.
Director, Investor Relations
713-753-5082
investors@kbr.com

KBR Announces Election of Director

Houston, Texas - KBR (NYSE:KBR) today announced the election of General Lester Lyles, USAF (ret.) as a member of the KBR Board.

General Lyles retired from active duty in 2003. During his last assignment he served as Commander of the Air Force Material Command where he was the senior uniformed official for logistics and services. General Lyles also served as the Vice Chief of Staff, the second highest ranking officer in the service, Director of the Ballistic Missile Defense Organization, and commanded the Air Force Space and Missile Systems Center and the Ogden Air Logistics Center.

General Lyles currently manages his own consulting business and serves on the boards of General Dynamics and the Battelle Memorial Institute. General Lyles is also a member of the NASA Administrator’s Advisory Council.

KBR is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The company offers a wide range of services through its Upstream, Downstream, Technology, Services, Government and Infrastructure and Ventures business segments. For more information, visit www.kbr.com.